The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295219

SUBJECT TO COMPLETION, DATED MAY 11, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 21, 2026)

$

Southern California Gas Company

  % First Mortgage Bonds, Series FFF, due 2056

The  % First Mortgage Bonds, Series FFF, due 2056 (the “Series FFF bonds”) will mature on June 1, 2056. Interest on the Series FFF bonds will accrue from    , 2026 and will be payable on June 1 and December 1 of each year, beginning on December 1, 2026. The Series FFF bonds will be redeemable prior to maturity, at our option, at the redemption prices described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Series FFF bonds should not be purchased, held or otherwise acquired, directly or indirectly, by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). Each purchaser of the Series FFF bonds (including all affiliated entities that participate in such purchase), by accepting such Series FFF bonds, will be deemed to have represented, warranted and agreed that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Series FFF bonds, a “specified foreign entity”.

Investing in the Series FFF bonds involves risks. See the “Risk Factors” on page S-5 of this prospectus supplement.

Per Series FFF Bond	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds to Southern California Gas Company (before expenses)(1)%	$

(1)	Plus accrued interest from , 2026 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the Series FFF bonds will be ready for delivery through The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about    , 2026.

Joint Book-Running Managers

BNP PARIBAS	CIBC Capital Markets	Mizuho	Wells Fargo Securities

Academy Securities

    , 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Series FFF bonds and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Series FFF bonds. If the description of the Series FFF bonds or this offering of the Series FFF bonds varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the Series FFF bonds and seeking offers to buy the Series FFF bonds only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates (or such other dates specified therein) and the information contained in documents incorporated by reference is accurate only as of the respective dates (or such other dates specified therein) of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the Series FFF bonds. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and this offering of the Series FFF bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or term sheet is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus or term sheet have been prepared on the basis that any offer of Series FFF bonds in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in that Member State of Series FFF bonds may only do so with respect to EEA Qualified Investors. Neither Southern California Gas Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Series FFF bonds in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Series FFF bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1)

S-i

of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series FFF bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Series FFF bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Series FFF bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series FFF bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Series FFF bonds in the United Kingdom (“UK”) will only be made to a legal entity which is a qualified investor under paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the UK of Series FFF bonds may only do so with respect to UK Qualified Investors. Neither Southern California Gas Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Series FFF bonds in the UK other than to UK Qualified Investors.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the issue of the Series FFF bonds offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved by an authorized person for the purposes of Section 21 of the UK’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents or materials relate will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, or any related free writing prospectus and any such other documents or materials or any of their contents.

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The Series FFF bonds are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK (“UK MiFIR”); or (ii) not a UK Qualified Investor. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Series FFF bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Series FFF bonds or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

S-ii

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-iii

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission, U.S. Department of Energy, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S. and states, counties, cities and other jurisdictions therein where we do business;

•

the success of business development efforts and construction projects, including risks related to, as applicable, (i) negotiating pricing and other terms in definitive contracts, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining regulatory and other approvals and (v) third parties honoring their contracts and commitments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

•

changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry;

•	litigation, arbitration, property disputes and other proceedings;

•

cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

•

the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies;

•

the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) the cost of meeting the demand for lower carbon and reliable energy in California;

•

the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

Investing in the Series FFF bonds involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities, including the Series FFF bonds, as described herein and under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other headings in our Annual Report on Form 10-K for the year ended December 31, 2025, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other headings in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the Series FFF bonds. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the Series FFF bonds.

We caution you not to rely unduly on any forward-looking statements. You should review and carefully consider the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and

Market Data,” under the heading “Risk Factors,” and under similar headings in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. In this prospectus supplement, references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Southern California Gas Company, references to “you” mean the potential purchasers of the Series FFF bonds offered hereby, and references to currency amounts are in U.S. dollars.

Southern California Gas Company

We are a regulated public utility that owns and operates a natural gas distribution, transmission and storage system that delivers natural gas to a service territory that encompasses Southern California and portions of central California (excluding San Diego County, the City of Long Beach and the desert area of San Bernardino County). We are an indirect subsidiary of Sempra, a holding company whose principal businesses are regulated utilities in California and Texas. For additional information concerning us, you should refer to the information under the heading “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 555 West 5th Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200. Our website is https://www.socalgas.com/.

Except for documents that are incorporated by reference in the accompanying prospectus as described therein under “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

RISK FACTORS

Investment in the Series FFF bonds involves risks. Before deciding whether to invest in the Series FFF bonds, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Report on Form 10-Q, and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, that are also incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering. Please also carefully read the information under the heading “Forward-Looking Statements and Market Data” and any similar headings in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the Series FFF bonds. In that regard, unless otherwise expressly stated or the context otherwise requires, references to our indebtedness generally or our secured indebtedness appearing under the heading “Risk Factors” and similar headings in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q include the Series FFF bonds offered hereby.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Series FFF bonds will be approximately $    million (after deducting the underwriting discount but before deducting estimated offering expenses payable by us). We intend to use a substantial portion of the net proceeds to repay outstanding indebtedness and to use any remaining proceeds for other general corporate purposes. Such indebtedness may include our outstanding (i) $500.0 million 2.600% First Mortgage Bonds, Series TT, due 2026 (the “Series TT bonds”), and (ii) commercial paper that, as of May 8, 2026, bore interest at rates of 3.8533% per annum or less and will mature at various dates in May 2026. We estimate that the expenses for this offering payable by us, excluding the underwriting discount, will be approximately $1,500,000.

Pending application of the net proceeds from this offering for the foregoing intended purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

As described above, we intend to use a substantial portion of the net proceeds from this offering to repay outstanding indebtedness, which may include the Series TT bonds and/or our commercial paper. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in the Series TT bonds, our commercial paper or other indebtedness of ours, two of the underwriters act as dealers under our commercial paper program, and affiliates of some of the underwriters participating in this offering are lenders under our credit facility. To the extent that net proceeds from this offering are applied to repay our outstanding indebtedness (including the Series TT bonds, commercial paper, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Series FFF bonds are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUPPLEMENTAL DESCRIPTION OF FIRST MORTGAGE BONDS

The Series FFF bonds offered by this prospectus supplement are a series of our first mortgage bonds as described below and in the accompanying prospectus. The Series FFF bonds will be issued under a supplemental indenture and the first mortgage indenture referred to in the accompanying prospectus, each between us, as issuer, and U.S. Bank National Association, as successor trustee. Under this heading “Supplemental Description of First Mortgage Bonds,” references to the “indenture” mean the first mortgage indenture dated October 1, 1940 between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by supplemental indentures dated as of July 1, 1947, August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981, references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Southern California Gas Company excluding its consolidated entities (if any), and references to terms not defined herein have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the supplemental indenture or the indenture.

We have described below selected provisions of the Series FFF bonds and the supplemental indenture applicable to the Series FFF bonds. The description of selected provisions of the Series FFF bonds and the supplemental indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and conditions of our first mortgage bonds and the indenture contained in the accompanying prospectus. This description is a summary and is not complete and is qualified by reference to the provisions of the Series FFF bonds, the supplemental indenture and the indenture. Forms of the Series FFF bonds, the supplemental indentures and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

General

The Series FFF bonds will constitute a series of first mortgage bonds under the indenture, initially limited to $     aggregate principal amount.

The Series FFF bonds will mature on June 1, 2056. The Series FFF bonds will bear interest at the rate of     % per annum, accruing from     , 2026. Interest on the Series FFF bonds will be payable semiannually in arrears on June 1 and December 1 of each year (each, an “interest payment date”), commencing December 1, 2026, to the persons in whose names the Series FFF bonds are registered at the close of business on the     or     , as the case may be (each, a “record date”), next preceding those interest payment dates. Interest on the Series FFF bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Series FFF bonds will be redeemable prior to maturity, at our option, at the prices set forth below under the caption “Optional Redemption.” The Series FFF bonds will not be subject to a sinking fund.

At March 31, 2026, and without giving effect to the issuance of the Series FFF bonds offered hereby, we had outstanding $7.4 billion of first mortgage bonds issued under the indenture and the Net Investment in Mortgaged Property (as defined in the accompanying prospectus) subject to the lien of the indenture was approximately $17.5 billion. For the twelve months ended March 31, 2026 and without giving effect to the issuance of the Series FFF bonds, the Net Earnings of the Corporation Available for Interest (as defined in the accompanying prospectus) were approximately 6.3 times the annual interest charges on our first mortgage bonds outstanding under the indenture. The number in the immediately preceding sentence (i.e., the multiple of annual interest charges on our first mortgage bonds outstanding under the indenture as of March 31, 2026) would have been lower had it been calculated after giving effect to the issuance of the Series FFF bonds offered hereby.

Optional Redemption

Prior to    (the “Par Call Date”), we may redeem the Series FFF bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series FFF bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus    basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Series FFF bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, we may redeem the Series FFF bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series FFF bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on the Series FFF bonds that are due and payable on any interest payment date falling on or prior to a redemption date will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Series FFF bonds and the indenture.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the Series FFF bonds to be redeemed. Once notice of redemption is mailed, the Series FFF bonds called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date. Redemption will not be conditional upon receipt by the trustee of monies sufficient to pay the redemption price.

Unless we default in the payment of the redemption price, on and after the redemption date the Series FFF bonds or portions thereof called for redemption will cease to bear interest and will cease to be entitled to the lien of the indenture. We will pay each registered holder of the Series FFF bonds to be redeemed the redemption price and any accrued and unpaid interest once the Series FFF bonds are surrendered for redemption.

In the event that we elect to redeem only a portion of the outstanding Series FFF bonds on any redemption date, (a) the Series FFF bonds to be redeemed shall be selected as provided in the indenture and, in the case of Series FFF bonds represented by a global security (as defined below), in accordance with the procedures of The Depository Trust Company (or its successor as depositary (as defined in the accompanying prospectus) for the Series FFF bonds), (b) in the case of any Series FFF bonds being redeemed in part, the principal amount redeemed must be $25,000 or an integral multiple of $25,000 and the unredeemed portion of the principal amount of such Series FFF bonds must be an authorized denomination, and (c) the trustee will deliver without charge one or more new Series FFF bonds in principal amount equal to the unredeemed portion of the principal amount of the Series FFF bonds surrendered for redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day (as defined below) preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. As used in this paragraph and the immediately succeeding paragraph, the term “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty or obligation with respect to calculation of the redemption price.

Defeasance

The defeasance provisions of the indenture described in the accompanying prospectus under “Description of First Mortgage Bonds—Defeasance, Cancellation and Discharge” will apply to the Series FFF bonds. We may effect defeasance by (i) paying the principal of and premium, if any, and interest on all then outstanding first mortgage bonds and/or by depositing with the trustee or another depositary sufficient funds to pay the principal of and premium, if any, and interest on all then outstanding first mortgage bonds to maturity or any earlier redemption date and/or by surrendering to the trustee for cancellation all first mortgage bonds for which payment is not so provided and (ii) paying or satisfactorily providing for all other sums due and payable by us under the indenture, including the compensation and expenses of the trustee. As a condition to the satisfaction of the indenture (but not as a condition to the release of the mortgaged property), in addition to the other conditions of defeasance specified in the indenture, we will be required to deliver an opinion of counsel to the effect that a holder of Series FFF bonds will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal

Revenue Service or a change in law after the date on which the Series FFF bonds are first issued, which is expected to be     , 2026.

Other

We may, from time to time, without notice to or the consent of the holders of the Series FFF bonds, increase the principal amount of this series of first mortgage bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional Series FFF bonds so issued shall have the same form and terms (other than offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) as the Series FFF bonds previously issued and shall form a single series of first mortgage bonds under the indenture with the previously issued Series FFF bonds.

The Series FFF bonds initially will be issued in book-entry form and represented by one or more Series FFF bonds in global form (each, a “global security” and, collectively, the “global securities”) deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the Series FFF bonds that you purchase except in limited circumstances described in the accompanying prospectus under the heading “Global Securities.” The Series FFF bonds will be issued only in fully registered form without coupons, in denominations of $25,000 and integral multiples of $25,000 in excess thereof. For additional information regarding Series FFF bonds in global form and the depositary’s book-entry system, see “Global Securities” in the accompanying prospectus.

In the case of Series FFF bonds represented by global securities, we will make payments to the depositary or its nominee as the registered holder of such Series FFF bonds, by wire transfer of immediately available funds. If Series FFF bonds are issued in definitive certificated form under the limited circumstances described under the heading “Global Securities” in the accompanying prospectus, we will have the option of paying interest on the Series FFF bonds in definitive certificated form by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable interest payment date by the persons entitled to payment.

We will maintain a paying agent and transfer agent for the Series FFF bonds in San Francisco, California and, if Series FFF bonds are issued in definitive certificated form under the limited circumstances described under the heading “Global Securities” in the accompanying prospectus, in the Borough of Manhattan, The City of New York. The trustee will act as initial paying agent and transfer agent for the Series FFF bonds through its offices in San Francisco, California.

In any case where any interest payment date, any redemption date or the maturity date of the Series FFF bonds is not a business day at any place of payment (as those terms are defined in the next sentence), then payment of the principal, premium, if any, and interest due on such interest payment date, redemption date or maturity date, as the case may be, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment and, in that case, no interest will accrue on the amount payable for the period from and after such interest payment date, redemption date or maturity date, as the case may be. As used in the immediately preceding sentence, “place of payment” means San Francisco, California and any other place or places where we may from time to time maintain an office or agency where Series FFF bonds may be presented for payment, and “business day,” when used with respect to any place of payment, means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to remain closed.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement, the underwriters named below, for whom BNP Paribas Securities Corp., CIBC World Markets Corp., Mizuho Securities USA LLC and Wells Fargo Securities, LLC are acting as representatives, have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, severally and not jointly, the respective principal amounts of the Series FFF bonds set forth opposite their respective names below.

Name	Principal Amount of Series FFF bonds
BNP Paribas Securities Corp.	$
CIBC World Markets Corp.
Mizuho Securities USA LLC
Wells Fargo Securities, LLC
Academy Securities, Inc.

Total	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series FFF bonds are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Series FFF bonds if any are taken. This offering of Series FFF bonds by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer the Series FFF bonds to the public initially at the public offering price set forth on the cover page of this prospectus supplement and may offer the Series FFF bonds to certain dealers at such price less a concession not in excess of % of the principal amount of the Series FFF bonds. The underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Series FFF bonds on sales to certain other dealers. After the initial public offering, the price to investors and concessions may be changed.

The Series FFF bonds are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the Series FFF bonds on any securities exchange or trading facility or for inclusion of the Series FFF bonds in any automated quotation system. There can be no assurance that there will be a secondary market for the Series FFF bonds or the continued liquidity of such market if one develops. The underwriters have informed us that they intend to make a market in the Series FFF bonds but are under no obligation to do so and may discontinue such market making at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Series FFF bonds).

Paid by Southern California Gas Company
Per Series FFF bond		%

In order to facilitate this offering of Series FFF bonds, the representatives of the underwriters, or any of their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the Series FFF bonds. Specifically, the underwriters may overallot in connection with this offering, creating a short position in the Series FFF bonds for their own account. In addition, to cover overallotments or to stabilize the price of the Series FFF bonds, the representatives may bid for, and purchase, the Series FFF bonds in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series FFF bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Series FFF bonds. As a result, the market price of the Series FFF bonds may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above, if commenced, may have on the market price of the Series FFF bonds. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, if commenced, will not be discontinued without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Expenses payable by us in connection with this offering of Series FFF bonds, excluding the underwriting discount, are estimated at $1,500,000.

Delayed Settlement

We expect that the delivery of the Series FFF bonds will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series FFF bonds before the first business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Series FFF bonds, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, trustee and brokerage activities. Some or all of the underwriters and/or their affiliates have in the past acted and/or are acting and/or may in the future act as lenders to, and/or have from time to time in the past performed and/or are performing and/or may in the future perform certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or any of our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or the applicable affiliate of ours, as the case may be, consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series FFF bonds offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the Series FFF bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” we intend to use a substantial portion of the net proceeds from this offering to repay outstanding indebtedness, which may include the Series TT bonds and/or our commercial paper. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in the Series TT bonds, our commercial paper or other indebtedness of ours, two of the underwriters act as dealers under our commercial paper program, and affiliates of some of the underwriters participating in this offering are lenders under our credit facility. To the extent that net proceeds from this offering are applied to repay our outstanding indebtedness (including the Series TT bonds, commercial paper, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Series FFF bonds are “investment grade rated” (as defined in FINRA Rule 5121).

Prohibition of Sales to EEA Retail Investors

The Series FFF bonds which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not an EEA Qualified Investor; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series FFF bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Series FFF bonds.

Prohibition of Sales to UK Retail Investors

The Series FFF bonds which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto will not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or both) of the following:

(i) not a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(ii) not a UK Qualified Investor; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series FFF bonds to be offered so as to enable an investor to decide to buy or subscribe for the Series FFF bonds.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Series FFF bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Southern California Gas Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Series FFF bonds in, from or otherwise involving the United Kingdom.

Canada

The Series FFF bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series FFF bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the Series FFF bonds and various other legal matters relating to the issuance and sale of the Series FFF bonds on behalf of Southern California Gas Company. April R. Robinson, Vice President and Deputy General Counsel – Commercial and Environmental of Southern California Gas Company, will pass upon certain other legal matters relating to the issuance and sale of the Series FFF bonds on behalf of Southern California Gas Company. Sidley Austin LLP will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements of Southern California Gas Company, incorporated by reference in this prospectus supplement and the accompanying prospectus and the effectiveness of Southern California Gas Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

PROSPECTUS

SOUTHERN CALIFORNIA GAS COMPANY

First Mortgage Bonds

Senior Debt Securities

Series Preferred Stock

We may offer and sell our first mortgage bonds, senior debt securities and series preferred stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the offer and sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the information under the headings “About this Prospectus” and “Plan of Distribution” for more detail. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus, and the information under any similar heading in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (“CPUC”), U.S. Department of Energy, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S. and states, counties, cities and other jurisdictions therein where we do business;

•

the success of business development efforts and construction projects, including risks related to, as applicable, (i) negotiating pricing and other terms in definitive contracts, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining regulatory and other approvals and (v) third parties honoring their contracts and commitments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

•

changes, due to evolving economic, political and other factors, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries, and (ii) laws and regulations, including those related to tax;

•	litigation, arbitration, property disputes and other proceedings;

•

cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

•

the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies;

•

the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices and tariff rates and (ii) the cost of meeting the demand for lower carbon and reliable energy in California;

•

the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors,” and under similar headings in this prospectus, the applicable prospectus supplement, any related free writing prospectus, and documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. Accordingly, you should not place undue reliance on any of this information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

SEC Filings (File No. 1 -01402)	Period or Filing Date
Annual Report on Form 10-K (including the information incorporated by reference therein from our Definitive Information Statement on Schedule 14C for our 2026 Annual Shareholders Meeting, filed with the SEC on April 14, 2026)	Year ended December 31, 2025, filed on February 26, 2026

Current Reports on Form 8-K	Filed on January 9, 2026, March 25, 2026 and April 8, 2026

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number

Southern California Gas Company

555 West 5th Street

Los Angeles, California 90013

Attention: Corporate Secretary

Telephone: (213) 244-1200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SOUTHERN CALIFORNIA GAS COMPANY

We are a regulated public utility that owns and operates a natural gas distribution, transmission and storage system that delivers natural gas to a service territory that encompasses Southern California and portions of central California (excluding San Diego County, the City of Long Beach and the desert area of San Bernardino County). We are an indirect subsidiary of Sempra, a holding company whose principal businesses are regulated utilities in California and Texas. For additional information concerning us, you should refer to the information under the heading “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 555 West 5th Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200. Our website is http://www.socalgas.com.

Except for documents that are incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

In this prospectus, references to “Southern California Gas Company,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Southern California Gas Company and its consolidated entities (if any); and references to “you” mean the potential purchasers of the applicable securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the information under the heading “Forward-Looking Statements and Market Data” and any similar headings in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of any securities offered pursuant to this prospectus. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF FIRST MORTGAGE BONDS

The following is a general description of some of the terms and provisions of the first mortgage bonds we may offer and sell under this prospectus. To the extent the terms and provisions of any series of first mortgage bonds modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. Under this heading “Description of First Mortgage Bonds,” references to “bonds” mean the first mortgage bonds; references to “indenture” mean the first mortgage indenture dated October 1, 1940 between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by supplemental indentures dated as of July 1, 1947, August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981; and references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Southern California Gas Company excluding its consolidated entities (if any).

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the applicable prospectus supplement or a free writing prospectus, relating to such series of bonds.

The indenture contains the full legal text of the matters described under this heading “Description of First Mortgage Bonds.” The following description of certain provisions of the indenture and the bonds is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the bonds of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under the heading “Where You Can Find More Information.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of bonds described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of bonds.

General

We may issue an unlimited amount of bonds under the indenture in one or more series, subject to the various requirements for the issuance of additional bonds set forth in the indenture, including those described below under “—Issuance of Additional Bonds.” Bonds in registered form without coupons may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee in San Francisco, California and any other places designated by us for payment.

Prior to the issuance of each series of bonds, the terms and conditions of the particular series of bonds will be specified in a supplemental indenture. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of bonds:

•	the title or designation of the bonds;

•	any limit upon the aggregate principal amount of the bonds;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•	any obligation or option we have to redeem or purchase the bonds before maturity and the terms and conditions upon which the bonds may be redeemed or purchased;

•	if applicable, that the bonds will be entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund;

•	that the bonds will be issuable as coupon bonds, fully registered bonds without coupons or global securities (as defined below under the heading “Global Securities”); and

•	any other terms of the bonds.

(See Section 2.01.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•	66 2/3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (See Section 4.04.)

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (See Section 4.05.) and

•

100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (See Section 4.06.)

However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (See Section 4.01.) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any 12 consecutive months in the past 15 months equals at least twice our annual interest charges on the sum of (i) all the bonds outstanding under the indenture and such additional bonds, (ii) in the event of our consolidation or merger or transfer of all of our property as an entirety, the indebtedness of any successor corporation maturing more than one year from the date of its creation, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any part of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (See Section 4.03.)

Other than as described above, the indenture does not limit the amount of indebtedness that we may incur.

Security for the Bonds

The bonds will be secured by the indenture, which constitutes a first lien upon all of our real and personal property other than Excepted Property, subject to easements, rights of way, conditions, reservations and restrictions of record, and to the lien of taxes and assessments not delinquent, and also subject to Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity. (See granting clauses and Sections 5.09 and 14.10). All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series and other than cash held by the trustee for the payment of particular bonds (See Sections 4.01, 5.03 and 10.12).

Subject to limitations and exceptions described in the indenture, all property acquired by us after the date of the indenture, other than Excepted Property, will be further security as described in the indenture. (See Section 5.09.) In addition, the indenture creates a lien on the Mortgaged Property prior to the lien securing the bonds in order to secure the trustee’s right to compensation, reimbursement and indemnity. (See Sections 5.17, 6.04, 9.26, 14.10 and 14.11.)

Ranking

The bonds of each series will be our secured and unsubordinated obligations and will rank equally in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property (subject to easements, rights of way, conditions, reservations and restrictions of record, and to the lien of taxes and assessments not delinquent, and also subject to Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity), and otherwise will rank equally in right of payment with all of our unsubordinated and unsecured indebtedness, including the senior debt securities. The bonds are Southern California Gas Company’s obligations exclusively and are not the obligations of any of our consolidated entities (if any), our parent, Sempra or any of our other affiliates.

Payment of Bonds

We will pay principal of and any premium on the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds in book-entry form to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds.

Form; Transfers; Exchanges

The bonds initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds in book-entry form that you purchase except under the limited circumstances described below under the heading “Global Securities.” If any of the bonds are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000.

You will receive payments and may transfer bonds in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the heading “Global Securities.” We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee in San Francisco, California and any other places specified in the applicable prospectus supplement or free writing prospectus. (See Sections 2.01, 2.03 and 2.04.)

There will be no service charge for (i) any registration or transfer of the bonds, but we may impose a charge sufficient to reimburse us for any tax or governmental charge required to be paid with respect to any such registration or transfer, or (ii) any exchange of the bonds, but we may charge a sum not exceeding $2 for each bond issued upon any such exchange and a further sum sufficient to reimburse us for any stamp taxes or other governmental charges. We may block the transfer or exchange of bonds for a period of 10 days prior to any interest payment date. (See Sections 2.03 and 2.04.)

Optional Redemption

We may from time to time redeem, at our option, all or any part of the bonds of any series at the redemption price specified therein for such series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the bonds to be redeemed shall be selected by the trustee by lot in such manner as it shall deem fair, in the case of bonds that are not represented by one or more global securities, or in accordance with the procedures of DTC, in the case of bonds represented by one or more global securities if so provided in the applicable prospectus supplement or free writing prospectus. (See Section 7.01.)

Any other redemption provisions applicable to the bonds of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (See Section 7.02.) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds designated for redemption to be held in trust for the account of the holders thereof. Following notice of redemption and deposit of the redemption price with the trustee on or before the applicable redemption date, the bonds or portions thereof called for redemption shall cease to bear interest and shall cease to be entitled to the lien of the indenture after such redemption date. (See Section 7.03.) Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal, premium (if any) and accrued interest of the redeemed bonds or, if only a portion of the principal of a particular bond is being redeemed, we will pay such holders that portion of the principal, premium (if any) and interest attributable to such redeemed portion and the trustee will deliver new bonds in lieu of the unredeemed portion without charge. (See Sections 7.04 and 7.05.) All of the bonds redeemed and paid shall be cancelled. (See Section 7.06.)

Renewal Fund

We will pay or cause to be paid to the trustee annually on April 1, as a renewal fund, an amount equal to (1) the amounts actually appropriated by us from earnings during the preceding calendar year as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, including the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge, minus (2) credits (which may include credits from prior years), taken at our option, for:

•	payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

•	the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us;

•	the lesser of the cost or fair value of certain additions to properties securing bonds established as refundable pursuant to the indenture; and

•

the principal amount of certain bonds which have been purchased, paid, redeemed, cancelled or otherwise retired, and which have not been used nor will be available for any other indenture purpose, including the issuance of additional bonds.

(See Sections 8.02 and 8.04.)

Renewal fund payments that we pay in cash and any other monies held by the trustee as part of the Mortgaged Property may, at our option:

•

be withdrawn by us, subject to specified conditions, in an amount equal to the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal (except that we may not withdraw cash deposited with the trustee as a basis for issuing additional bonds); or

•	be applied, subject to specified conditions, to the purchase or redemption of any outstanding bonds.

(See Sections 8.06, 10.08, 10.09 and 10.11.)

In addition, any cash in excess of $100,000 held by the trustee as part of the Mortgaged Property for more than three years after deposit shall be applied by the trustee to the purchase or redemption of outstanding bonds. (See Section 10.11.)

Instead of making all or any portion of such a renewal fund payment in cash, we may deliver outstanding bonds to the trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered. (See Section 8.05.)

At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (See Section 8.06.) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.

Consolidation, Merger and Transfer of Assets

Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, if:

•

the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;

•

in the case of a merger or consolidation, the successor corporation expressly assumes the due and punctual payment of the principal of and interest on all the bonds and the performance and observance of all of the covenants and conditions of the indenture; and

•

in the case of a sale of all of our property as an entirety, the purchasing corporation assumes the due and punctual payment of principal of and interest on all the bonds, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property and franchises so taken over.

(See Section 15.01.)

In the case of a consolidation or merger with or into any other corporation or of a sale of our property as an entirety, the successor corporation or purchasing corporation, as applicable, upon executing and causing to be recorded an indenture to the trustee, shall succeed to and be substituted for us under the indenture and the bonds. (See Section 15.02.) Notwithstanding the foregoing, the indenture shall not become a lien or charge on any properties or franchises of the successor corporation, whether owned at the time of such transaction or thereafter acquired, except for the properties and franchises subject to the lien of the indenture prior to such transaction (and all substitutions, replacements, accessions, additions, alterations, improvements, betterments, developments, extensions and enlargements to, of or upon any of the properties which then are or may thereafter become subject to the lien of the indenture) and any property and franchises which the successor corporation may voluntarily subject to the lien of the indenture. (See Section 15.03.)

Events of Default

The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as “events of default”:

•	failure to pay the principal of any bond secured by the indenture when it becomes due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

•	failure to pay interest on any bond secured by the indenture for a period of 30 days after it becomes due and payable;

•

failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after it becomes due and payable;

•	the expiration of a period of 60 days following:

•	the adjudication of us as bankrupt by any court of competent jurisdiction;

•

the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof; or

•	the appointment of a trustee or a receiver of all or substantially all of our property;

unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

•

the filing by us of a voluntary petition in bankruptcy or the making by us of an assignment for the benefit of creditors; our consenting to the appointment of a receiver or trustee of all or any part of our property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act; and

•

our failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime. The trustee may and, if required to do so by the holders of a majority in principal amount of the bonds then outstanding, shall make such demand.

(See Section 9.02.)

Remedies

Acceleration

Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of the bonds then outstanding shall, by written notice to us, declare the principal amount of all bonds then outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 9.05.)

Rescission of Acceleration

If, at any time after the principal of the bonds shall have been declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the indenture,

•

all interest in arrears on such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

•	together with reasonable charges and expenses of the trustee, its agents and attorneys, and

•	all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:

•

the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee, may waive such default and rescind and annul such declaration and its consequences, or

•

if in declaring the principal due the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

•

if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived;

and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (See Section 9.05.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of an event of default, the trustee may enter, hold, use, operate, manage and control all or any part of the Mortgaged Property and conduct the business thereof, either personally or through the trustee’s agents. Upon every such entry, the trustee, from time to time, either by purchase, repair or construction, may maintain, restore and insure the buildings and structures and property in the same manner and to the same extent as us and may make all necessary and proper repairs, renewals and replacements, improvements, extensions and additions thereto as may seem judicious to the trustee and may deduct such expenses out of the Mortgaged Property. If the trustee enters the Mortgaged Property as aforesaid, the trustee will be entitled to receive the earnings, income, rents, issues and profits from the Mortgaged Property and, after deducting the expenses of conducting the business of and operating the Mortgaged Property and of all such repairs, renewals and replacements, improvements, extensions and additions and all payments for taxes, assessments, insurance and other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation to the trustee and its agents and counsel for their respective services, will apply such money in the following manner:

•

if none of the principal of the bonds has become due, to the payment of the interest in default in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate or rates per annum respectively borne by the bonds on which such interest shall be in default, ratably to the persons entitled thereto; or

•

if the principal of any, but not all, of the bonds issued has become due, first to the payment of the accrued interest on all bonds then outstanding, with interest on the overdue installments thereof, to the extent permitted by applicable law, at the same rates as were borne by the respective bonds on which such interest shall be in default, in the order of the maturity of the installments, and, second, if any surplus remains, to the payment pro tanto of the principal of all the bonds then due, such payment to be made ratably to the persons entitled thereto; or

•

if the principal of all the bonds shall have become due, by maturity, declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rates per annum borne by the respective bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment thereof.

Any surplus remaining after providing for such payments and for the payment of all installments of interest becoming due in the following six months shall be paid over to us, or whosoever may be entitled to receive the same, or as any court of competent jurisdiction may direct. (See Section 9.04.)

If one or more events of default occurs and continues without remedy for the designated period, the trustee may, in every such case, sell the Mortgaged Property or take appropriate judicial proceedings for the protection and enforcement of its rights and the rights of the bondholders. (See Section 9.06.) In the case of the sale of the Mortgaged Property, whether made under the power of sale granted in the indenture or pursuant to judicial proceedings, the principal of all outstanding bonds, if not previously due, shall immediately become due and payable. (See Section 9.14.) The proceeds of any sale of the Mortgaged Property made under the power of sale given by the indenture or pursuant to judicial proceedings, together with any other amounts held by the trustee as part of the Mortgaged Property or proceeds thereof (except such part as may be held in trust for payment of bonds already called for redemption or previously matured and matured interest as provided in the indenture), shall be applied as follows:

•

first, to the payment of the costs and expenses of such sale, including reasonable compensation to the trustee and its agents and counsel, and of any judicial proceedings, and of all expenses, liabilities and advances made or incurred by the trustee without negligence or bad faith, with interest on such expenses and advances, and to the payment of all taxes, assessments or liens superior to the lien of the indenture;

•

second, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rates per annum borne by the respective bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment thereof; and

•	third, any surplus shall be paid to us.

(See Section 9.15.)

In the case of a default in the payment of the principal of any bond that has become due and payable or the payment of interest on any bond for a period of 30 days after such interest has become due and payable, the trustee may recover a judgment, in its own name and as trustee of an express trust, against us for the whole amount of such principal and interest that remains unpaid, together with interest on such unpaid principal and, to the extent legally enforceable, on such unpaid interest. The trustee may file proof of such claim and any other papers or documents as may be necessary or advisable in order to have such claims allowed in judicial proceedings relative to us or our creditors or our property. Any monies collected by the trustee pursuant to any such judgment shall be applied as follows:

•

first, to the payment of the costs and expenses of the proceedings resulting in the collection of such monies, including reasonable compensation to the trustee and its agents and counsel, and of all expenses, liabilities and advances made or incurred without negligence or bad faith by the trustee under the indenture, or in executing any trust or power thereunder, with interest on such expenses and advances; and

•

second, to the payment of the amounts then due and unpaid upon the bonds and/or for interest in respect whereof such monies shall have been collected, ratably and without any preference or priority of any kind (subject to the provisions of Section 9.01 of the indenture described below), according to the amounts due and payable upon such bonds and/or for interest respectively, to the date fixed by the trustee for the distribution of such monies, upon presentation of the bonds and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

(See Section 9.17.)

The indenture provides that neither (a) any claim for interest on any bond which has been extended in contravention of the provisions of the indenture nor (b) any claim for interest on any bond which at or after maturity has been transferred or pledged separate from such bond, unless accompanied by such bond, shall be entitled, upon any event of default, to any benefit under the indenture, except after the prior payment in full of the principal of all bonds and interest thereon not so extended, transferred or pledged. (See Section 9.01.)

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the Mortgaged Property by the trustee may be limited by applicable law. With respect to Mortgaged Property located in California, Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or enforce any right secured by a mortgage on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the Mortgaged Property and the loss of your right to a deficiency judgment.

Control by Holders; Limitations

The holders of a majority in principal amount of the bonds then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The trustee may and, upon the written request of the holders of a majority in principal amount of the bonds then outstanding (including, if more than one series of bonds is outstanding, the holders of a majority in principal amount of the bonds of each such series), shall waive any default under the indenture and its consequences, other than a payment default. (See Sections 9.22 and 9.28.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or any other remedy under the indenture unless:

•	the holder previously has given the trustee written notice of a continuing event of default;

•

the holders of a majority in principal amount of the bonds then outstanding have made written request to the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name;

•	the trustee has been offered reasonable security and indemnity against costs and liabilities to be incurred to comply with the request; and

•	the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture.

(See Section 9.20.)

No holder will be entitled to take any action to affect, disturb or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only in the manner provided by the indenture and for the equal benefit of all holders of outstanding bonds. Notwithstanding the foregoing, the right of any holder of any bond to receive payment of the principal of and interest on such bond when due, and to institute suit for the enforcement of such payment, shall not be impaired or affected without the consent of such holder, except that no bondholder may institute any such suit if and to the extent it would result in the surrender, impairment, waiver or loss of the lien of the indenture upon any of the Mortgaged Property. (See Sections 9.20 and 9.21.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured, within 90 days after the occurrence of the default; provided that except in the case of default in the payment of principal of or interest on any bonds, or in the payment of any maintenance and sinking fund installment or of any sinking fund or purchase fund installment, the trustee may withhold notice of default if and so long as its board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 9.03.) As used in this paragraph, the term “default” means any event of default, not including any grace period provided for in such event of default.

Modification of the Indenture

The indenture may be modified by us and the trustee with the consent of the holders of at least 66 2/3% in principal amount of the bonds then outstanding, and, in case one or more but less than all series of bonds then outstanding are affected by the modification, by the consent of the holders of at least 66 2/3% in principal amount of the bonds of such series affected; provided that the right of any holder to receive payment of principal and interest when due or to institute suit for the enforcement of such payment may not be impaired or affected without the consent of such holder (except that no bondholder may institute any such suit if and to the extent it would result in the surrender, impairment, waiver or loss of the lien of the indenture upon any of the Mortgaged Property), and no such modification shall reduce the proportion of bondholders’ consents required for any such modification. (See Sections 9.21 and 16.05.)

We may, without the consent of any bondholders, and at our request the trustee shall, enter into supplemental indentures amending the indenture to, among other things:

•

correct the description of any mortgaged property, or to assign, convey, mortgage, pledge, transfer and set over to the trustee (subject to such liens or other encumbrances as shall be described in such supplement indenture) additional property as security for the bonds;

•	evidence the succession of another corporation to us under the indenture;

•	provide for the control and the terms and conditions thereof, of all shares of stock, bonds and other securities at any time pledged or deposited with the trustee;

•	provide for the appointment of a co-trustee or co-trustees, or a separate trustee or trustees, and define its or their respective powers and duties;

•	cure any ambiguity or defective provision contained in the indenture or any supplemental indenture;

•

modify or alter, to the extent permitted under the indenture or any supplemental indenture, the rights and obligations of us and holders of the bonds; provided that such supplemental indenture shall be specifically referred to in the text of all the bonds of any series established after the execution of such supplemental indenture;

•	close the indenture, restrict the issue of additional bonds thereunder or limit the authorized amount and the issue or purpose of issue of bonds under the indenture; or

•	for any other purpose not inconsistent with the terms of the indenture.

Any such supplemental indenture shall comply with the Trust Indenture Act of 1939, as amended, and shall be binding upon the holders of all bonds, as fully as though the provisions of such supplemental indenture were a part of the indenture. (See Sections 16.01 and 16.03.)

Defeasance, Cancellation and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on all then outstanding bonds has been paid or when we deposit with the trustee sufficient funds to pay the principal of and interest on all then outstanding bonds, and when all other sums due and payable by us under the indenture have been paid or satisfactorily provided for, including the compensation and expenses of the trustee, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (See Sections 11.01 and 11.02.)

Release Provisions

Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time and from time to time, without any release by the trustee, sell, exchange or dispose of worn out, unserviceable, undesirable or unnecessary machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (See Section 10.02.) Unless an event of default has occurred and is continuing, we may also at any time and from time to time, without any release by the trustee:

•

cancel, modify or dispose of our rights of way (including easements and licenses), leases or contracts; provided that no right of way for transmission lines connecting our properties shall be surrendered or disposed of without a release by the trustee unless we own or acquire other rights of way for the same portion of such transmission line or a substituted transmission line or unless the property served by such transmission line has been abandoned or released from the lien of the indenture;

•

surrender or allow the modification of any franchises (including any ordinances, indeterminate permits or other operating rights), so long as we may still conduct the same or an extended business in substantially the same or an extended territory for the same or a longer time;

•

abandon the operation of any of our properties and surrender any franchises (including any ordinances, indeterminate permits or other operating rights), if the operation of such property or franchise is not necessary or important for the operation of our other systems and plants or where such abandonment or surrender is deemed, for any reason, to be advisable, subject under certain circumstances to specified conditions;

•

enjoy and receive the benefits of all our contracts and, in the usual course of our business, modify, extend or cancel such contracts, except as otherwise provided in the two immediately preceding bullet points;

•

produce, mine, use for our own purposes, sell and/or otherwise dispose of, free from the lien of the indenture, gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or

•

dispose of, free from the lien of the indenture, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business.

(See Section 10.03.)

The indenture also contains provisions for the release of property by the trustee (i) upon a sale or other disposition of such property provided that no event of default has occurred and is continuing, that we receive consideration at least equal to the fair value of the property, that the release is advantageous in the conduct of the business and will not impair the security of the Mortgaged Property under the indenture in contravention of the provisions thereof, and that we deposit cash with the trustee, as part of the Mortgaged Property, in an amount at least equal to the fair value of the property released (provided that the amount of cash deposited shall be reduced by, among other things, any purchase money mortgages on the property to be released that are deposited with the trustee and by any interest-bearing obligations issued by any municipal corporation or other governmental subdivision that are deposited with the trustee; and provided, further, that the cash so deposited may also be reduced by the amount of cash which we could at the time withdraw from the Mortgaged Property on the basis of Property Additions or Refundable Bonds) and (ii) for property taken by eminent domain, provided that the proceeds of any taking by eminent domain are deposited with the trustee. (See Sections 10.04 and 10.05.)

As described above under “—Renewal Fund,” we may also withdraw cash that is part of the Mortgaged Property, subject to specified conditions, in an amount equal to the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal, or cause cash that is part of the Mortgaged Property to be used to purchase or redeem outstanding bonds, subject to specified conditions. (See Sections 10.08, 10.09 and 10.11.) In addition, any cash in excess of $100,000 held by the trustee as part of the Mortgaged Property for more than three years after deposit shall be applied by the trustee to the purchase or redemption of outstanding bonds. (See Section 10.11.)

Monies deposited with the trustee upon the release or condemnation of Non-Bondable Property or insurance proceeds deposited with the trustee on account of loss of or damage to Non-Bondable Property shall, at our request, be paid to us in an amount equal to the lesser of the cost or fair value of other Non-Bondable Property purchased, constructed or otherwise acquired by us, subject to specified conditions. (See Section 10.10.)

However, unless the Mortgaged Property is in the possession of a receiver, trustee in bankruptcy or assignee for the benefit of creditors, no cash held as part of the Mortgaged Property shall be paid to us or applied to the purchase or redemption of bonds pursuant to specified sections of the indenture if we are, to the knowledge of the trustee, in default under the indenture or if an event of default has occurred and is continuing. (See Section 10.14.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee officers’ certificates, and, in certain cases, engineer’s certificates or independent engineer’s certificates and independent public accountant’s certificates in connection with the authentication of any bonds, the release or release and substitution of certain property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters. (See Sections 4.03, 4.04, 4.07, 8.03, 10.03, 10.04, 10.08 and 10.11.)

Concerning the Trustee

The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the bonds then outstanding may remove the trustee by signing, acknowledging and filing with the trustee a written instrument or concurrent written instruments. We may appoint a successor trustee unless and until a successor trustee is appointed by the holders of a majority in principal amount of the bonds then outstanding. (See Sections 14.16, 14.17 and 14.18.)

No Liability for Shareholders, Directors and Officers

None of our past, present or future shareholders, directors or officers will be liable for any payments of principal of or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (See Article XII.)

Governing Law

Each supplemental indenture establishing the terms of a series of bonds shall provide that such bonds, such supplemental indenture and the indenture will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

Defined Terms

Set forth below are certain defined terms used in the indenture and in this description. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided. (See granting clauses and Article I.)

“Bondable Property” means all property owned by us on December 31, 1954, of the same nature as property defined in the indenture as Property Additions, and all Property Additions purchased, constructed, or otherwise acquired by us on or after January 1, 1955.

“Excepted Property” means all of the following property, whether owned on the date of the original indenture or thereafter acquired by us, all of which shall be excepted and excluded from the Mortgaged Property and the lien of the indenture (as used below in this definition, references to “now” mean October 1, 1940, the date of the original indenture, and references to “hereafter” mean after such date):

(a)

All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to a specified provision thereof, choses in action, and our interest in existing leases in which we are now the lessor and in leases hereafter made of portions of the Mortgaged Property in which we are the lessor;

(b)

Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

(c)	All motor vehicles and tools therefor;

(d)	Gas, coal, oil or other minerals (when produced or severed);

(e)

Bonds, notes, conditional sales contracts and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture;

(f)

Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by us, or any property or equipment now or hereafter owned by us and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

(g)	Certain real property as described in the indenture and supplemental indentures.

“Gross Property Additions” means, as applied to any particular period, all of the Property Additions purchased, constructed or otherwise acquired by us during such period, including Property Additions purchased, constructed or otherwise acquired during such period, but retired during such period.

“Mortgaged Property” means as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the Mortgaged Property.

“Net Bondable Value of Property Additions” means, at any particular time, the aggregate of the cost to us or, as to such Property Additions which have not been retired, the fair value to us, if the fair value is less than cost, of all Gross Property Additions purchased, constructed or otherwise acquired by us, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

(1)	the aggregate of:

(i)	the amount of all cash previously deposited with the trustee which shall have been withdrawn, pursuant to the indenture, on the basis of Property Additions;

(ii)

the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced pursuant to certain specified provisions of the indenture on the basis of Property Additions;

(iii)	the amount of all credits taken pursuant to a specified provision of the indenture on the basis of Property Additions; and

(iv)

the amount by which all credits taken pursuant to a specified provision of the indenture on the basis of Property Additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

(2)	150% of the amount of all cash deposited as a basis for issuing additional bonds which is withdrawn pursuant to a specified provision of the indenture;

(3)	150% of the aggregate principal amount of additional bonds previously authenticated and delivered pursuant to a specified provision of the indenture upon the basis of Property Additions; and

(A)	the sum of all appropriations of earnings for depreciation of Bondable Property made on or after January 1, 1955; or

(B)	the aggregate of:

(i)

the bonded cost of all Bondable Property previously (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by us on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

(ii)	the excess, if any, of the bonded cost of all Bondable Property

(a)

previously (but on or after January 1, 1955) released from the lien of the indenture pursuant to a specified provision thereof, over the fair value thereof to us at the time of its release, as stated in an engineer’s certificate filed with the trustee or, if an independent engineer’s certificate is filed, then as stated in such independent engineer’s certificate,

(b)	previously (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds thereof paid to the trustee, and

(c)

in respect of which cash proceeds from insurance on the Mortgaged Property have previously (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.

“Net Earnings of the Corporation Available for Interest” means our net earnings ascertained as follows:

(a)	Our total operating revenues and the net non-operating revenues of our properties shall be ascertained by us.

(b)

From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of ours, if any.

(c)

The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the “Net Earnings of the Corporation Available for Interest,” subject to subdivisions (d), (e), (f), (g) and (h) below.

(d)

If the net non-operating revenues to be included in the foregoing calculation would exceed 5% of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to 5% of such net operating revenues.

(e)

No income received or accrued by us from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

(f)

In case we shall have acquired any Property Additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such Property Additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such Property Additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided above in this definition as if such Property Additions or the assets of such other corporation, as the case may be, had been owned by us during the whole of such period, or as if such other corporation had been consolidated or merged with us prior to the first day of such period.

(g)

In case we shall have obtained the release of property, pursuant to a specified provision of the indenture, of an aggregate fair value in excess of $1,000,000, as shown by an engineer’s certificate, or shall have obtained the release of property the aggregate proceeds of which shall have exceeded $1,000,000, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the trustee shall deem proper.

(h)	The Net Earnings of the Corporation Available for Interest, whether of us or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

“Net Investment in Mortgaged Property” means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the CPUC, effective January 1, 1949, or in compliance with such system of accounts as the CPUC or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

“Non-Bondable Property” means any property (other than Bondable Property) owned by us on December 31, 1954, or purchased, constructed, or otherwise acquired by us after that date.

“Permissible Encumbrances” means:

(a)	the lien of taxes and assessments not at the time due;

(b)	the lien of taxes for the then-current year;

(c)

the lien of specified taxes and assessments already due but the validity of which is being contested at the time by us in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;

(d)	undetermined liens and charges incidental to construction;

(e)

the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

(f)

liens upon rights-of-way for transmission or distribution line purposes, provided that we have, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;

(g)

easements or similar encumbrances the existence of which in the opinion of the signers of an engineer’s certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and

(h)	possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

“Property Additions” means, subject to certain exceptions pursuant to the terms of the indenture, any new or additional property, real or personal (including separate systems), and improvements, extensions, or additions (including in these terms equipment and appliances installed as part of our fixed property) to or about our plants, systems or properties, purchased, constructed, or otherwise acquired by us on or after January 1, 1955, and in every case properly chargeable to fixed property accounts, and used or useful for the business of purchasing, manufacturing, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas and/or electricity for heat, fuel, light, power, refrigeration or other purposes and may include, subject to the foregoing, property acquired by us or by a successor corporation as a result of any consolidation or merger to which we or any successor corporation are a party; permanent improvements, extensions or additions to our properties in the process of construction or partially completed, in so far as actually constructed or completed; property purchased, constructed, or otherwise acquired to replace property retired; and rights of way, easements, property installed by us upon any such right of way or easement and improvements that are held by us, subject to the lien of the indenture and in or upon any public highway. The term “Property Additions” shall not include, among other things, goodwill; leases, operating agreements, contracts or franchises or governmental permits; shares of stock, evidences of indebtedness or any other securities; gas and/or oil acreage, wells, reserves, leaseholds or related property or equipment; merchandise acquired for resale; materials or supplies to be used for fixed capital purposes or in our operations; motor vehicles; or property subject to any liens other than Permissible Encumbrances.

“Refundable Bonds” means, at any particular time, all bonds which have been previously authenticated and delivered under the provisions of the indenture and issued by us and bonds, not issued by us, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been previously paid at maturity or redeemed or purchased (otherwise than out of funds included in the Mortgaged Property) and surrendered to the trustee, either canceled or uncanceled, or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not previously have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the indenture or the reduction of the amount of cash to be deposited under the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund, amortization fund, or analogous fund established by any supplemental indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired or used. Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as provided in the indenture or pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a general description of some of the terms and provisions of the senior debt securities we may offer and sell under this prospectus. To the extent the terms and provisions of any series of senior debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. Under this heading “Description of Senior Debt Securities,” references to “indenture” mean the senior indenture dated as of September 21, 2020 between us and U.S. Bank Trust Company, National Association, as successor trustee; and references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Southern California Gas Company excluding its consolidated entities (if any).

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the applicable prospectus supplement or a free writing prospectus, relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described under this heading “Description of Senior Debt Securities.” The following description of certain provisions of the indenture and our senior debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the senior debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under the heading “Where You Can Find More Information.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of senior debt securities described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of senior debt securities.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided for a particular series of senior debt securities in the applicable prospectus supplement or a free writing prospectus, we may, without notice to or consent of the holders of the senior debt securities of any series, increase the aggregate principal amount of the debt securities of any series and issue additional debt securities of such series up to the maximum aggregate principal amount authorized with respect to such series as increased from time to time. Any additional senior debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the senior debt securities previously issued, and such additional senior debt securities shall form a single series with the senior debt securities previously issued under the indenture, provided that such additional senior debt securities of such series shall be fungible with the senior debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement or free writing prospectus, our senior debt securities will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the senior debt securities at your option.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the trustee shall serve as the initial paying agent and security registrar for our senior debt securities.

Prior to the issuance of each series of senior debt securities, the terms of the particular series of senior debt securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the person to whom any interest shall be payable, if other than the person in whose name that security is registered;

•

the date or dates on which principal is payable or the method of determining such date and any right to shorten or extend the date on which the principal is payable and the conditions to any such change;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•	any right to extend the interest payment periods or defer the payment of interest and the terms of such extension or deferral;

•

the place or places where principal of and any premium and interest on the senior debt securities will be payable and whether, if acceptable to the trustee, any principal of such senior debt securities will be payable without presentation or surrender thereof;

•

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which we may redeem the senior debt securities, in whole or in part, and the manner in which any election by us to redeem the senior debt securities shall be evidenced;

•

any obligation we have to redeem or purchase senior debt securities pursuant to any sinking fund, purchase fund or analogous provision, or any option of the registered holder to require us to redeem or purchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if the amount of principal of or any premium or interest on any senior debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

•

the currency, currencies or currency units in which the principal of and any premium or interest on the senior debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

•

if at our election or the election of the registered holder, the payments of principal of or any premium or interest on the senior debt securities will be payable in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

•	the portion of the principal amount of the senior debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

the amount which will be deemed to be the principal amount of the senior debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the principal amount which will be due and payable or outstanding as of any such date;

•	if the sections of the indenture providing for defeasance do not apply to the senior debt securities;

•

if applicable, that the senior debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

•	any addition, modification or deletion of any events of default or covenants provided in the indenture and any change in the acceleration provisions with respect to the senior debt securities;

•	any addition to or change in the covenants set forth in the indenture; and

•	any other terms of the senior debt securities, including any other additions to, modifications of or deletions from the indenture.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The senior debt securities are the obligations of Southern California Gas Company exclusively, and are not the obligations of our consolidated entities (if any), our parent, Sempra, or any of our other affiliates. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities

We will pay interest on the senior debt securities on each interest payment date to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest, at our election, in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the senior debt securities at least 10 days before the special record date. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the senior debt security as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the indenture. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. In our discretion, we may remove and/or appoint one or more additional paying agents and change or designate one or more additional places for payment. A place for payment of the senior debt securities will be provided in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal and premium, if any, or interest, as applicable, may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be. (See Section 113.)

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the heading “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000. (See Section 302.)

You will receive payments and may transfer senior debt securities in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the heading “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002.)

You may have your certificated senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer certificated senior debt securities at the office of the trustee, as security registrar. The security registrar acts as our agent for registering senior debt securities in the names of holders and transferring and exchanging senior debt securities. (See Section 305.)

In our discretion, we may change the place for registration of transfer and exchange of the senior debt securities and for delivery of notices and demands in respect of the senior debt securities and the indenture, and we may remove and/or appoint one or more additional security registrars or act as our own agent for this purpose. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (i) any senior debt securities during a period of 15 days before mailing any notice of redemption of such senior debt securities or (ii) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus any accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the senior debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of senior debt securities represented by one or more global securities, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by one or more global securities. (See Section 1103.)

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•

we do not pay any interest on any senior debt securities of such series when it becomes due and payable and such default continues for 30 days; provided, however, that, if we are permitted by the terms of the senior debt securities of such series to extend or defer the payment of interest on such senior debt securities and if we have elected such an extension or deferral in accordance with the terms of such senior debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the senior debt securities of such series unless we are required, by the terms of the senior debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fail to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the senior debt securities of such series;

•	we do not pay any principal of or premium on any senior debt securities of such series when it becomes due and payable;

•	we do not make a sinking fund payment with respect to any senior debt securities of such series when and as due and such default continues for 60 days;

•

we remain in default in the performance or breach of any other covenant or warranty in the indenture (excluding covenants and warranties solely applicable to one or more other series of senior debt securities issued under the indenture) or the senior debt securities of such series for 60 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 33% in principal amount of the outstanding senior debt securities of such series;

•	we file for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to us; or

•	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of senior debt securities occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of and accrued and unpaid interest on the senior debt securities of that series shall become immediately due and payable (notwithstanding, if the terms of the senior debt securities of such series permit us to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:

•	we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•

the principal of and any premium on the senior debt securities of that series which have become due otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful; and

•	all amounts due to the trustee under the indenture; and

•

all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the senior debt securities of that series;

•

the registered holders of at least 33% in principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture with respect to the senior debt securities of that series to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the fourth bullet under “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether we are in default in the performance or observance of any of the terms, provisions and conditions in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding senior debt securities of any series, voting as a single class without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the indenture that cannot be modified or amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in principal amount of the outstanding senior debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our property and assets as an entirety or substantially as an entirety to any other entity, unless:

•

(i) we are the continuing entity (in the case of a merger) or (ii) the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the outstanding senior debt securities and the performance of every obligation in the indenture and such outstanding senior debt securities to be performed by us; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

Neither the indenture nor the senior debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of outstanding senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants of ours for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of senior debt securities;

•

to add or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of senior debt securities in bearer form or to facilitate the issuance of senior debt securities in uncertificated form;

•

to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision, or to add any new provision to the indenture provided that any such addition does not apply to any outstanding senior debt securities;

•	to provide security for the senior debt securities of any series;

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

•

to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the holders of senior debt securities of any series in any material respect; or

•

to conform the terms of any series of senior debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such series of senior debt securities or, insofar as relates to such series of senior debt securities, the indenture to any terms set forth in the description of such series of senior debt securities appearing under the heading “Description of Debt Securities,” “Description of Notes” or other similar headings in the offering memorandum, prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such series of senior debt securities.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of a majority in principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal, premium (if any) or interest on any senior debt security or reduce the principal amount, interest or any premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment, or, if we have the right to extend or defer the payment of interest on such senior debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times we may extend or defer any such interest payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	make certain modifications to certain provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the senior debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture with respect to the senior debt securities of such series, except as noted below, when:

•	either:

•	all outstanding senior debt securities of such series have been delivered to the trustee for cancellation; or

•

all outstanding senior debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated maturity or on a redemption date and we have deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such senior debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding senior debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the indenture with respect to any series of senior debt securities, we will remain obligated to pay amounts due under certain provisions of the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the senior debt securities of any series by the registered holders of a majority in principal amount of the outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding senior debt securities. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF SERIES PREFERRED STOCK

The following is a general description of some of the terms and provisions of the series preferred stock, without par value (the “series preferred stock”), that we may offer and sell under this prospectus and also describes certain general terms of our preferred stock, series A preferred stock and preference stock (as those terms are defined below) authorized by our restated articles of incorporation. To the extent the terms and provisions of any series of series preferred stock modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. Under this heading “Description of Series Preferred Stock,” references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Southern California Gas Company excluding its consolidated entities (if any).

The series preferred stock will be governed by our restated articles of incorporation and bylaws and applicable California law. Our restated articles of incorporation give us broad authority to set the particular terms of each series of series preferred stock. The particular terms of a series of series preferred stock will be described in the applicable prospectus supplement or a free writing prospectus, relating to such series of series preferred stock.

Our restated articles of incorporation and bylaws contain the full legal text of the matters described under this heading “Description of Series Preferred Stock.” The following description of certain provisions of our restated articles of incorporation and bylaws is not complete and is qualified in its entirety by reference to all the provisions of our restated articles of incorporation, including the certificate of determination of preferences for any series of series preferred stock that may be issued and outstanding in the future, any bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms of our restated articles of incorporation, including any applicable certificate of determination of preferences, or bylaws in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of series preferred stock described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of series preferred stock.

General

We are currently authorized to issue (i) 100,000,000 shares of common stock, without par value (the “common stock”), of which 91,300,000 shares were outstanding as of April 20, 2026, (ii) 160,000 shares of preferred stock, par value $25 per share (the “preferred stock”), of which 79,011 shares were outstanding as of April 20, 2026, (iii) 840,000 shares of preferred stock, series A, par value $25 per share (the “series A preferred stock”), of which 783,032 shares were outstanding as of April 20, 2026, (iv) 5,000,000 shares of series preferred stock, without par value, none of which is outstanding, and (v) 5,000,000 shares of preference stock, without par value (the “preference stock”), none of which is outstanding. No other classes of capital stock are authorized under our restated articles of incorporation.

We may in the future amend our restated articles of incorporation to increase the authorized number of shares of our authorized common stock, preferred stock, series A preferred stock, series preferred stock or preference stock, or to authorize shares of one or more additional classes of stock. Any such amendment would require approval by our board of directors and approval by our shareholders.

Under this heading “Description of Series Preferred Stock,” we refer to the preferred stock, series A preferred stock and series preferred stock currently authorized by our restated articles of incorporation as the “currently authorized preferred stock,” and we refer to the preference stock currently authorized by our restated articles of incorporation as the “currently authorized preference stock.”

Series Preferred Stock and Preference Stock

The series preferred stock and preference stock is issuable in series. Subject to the maximum number of shares of series preferred stock and preference stock authorized by our restated articles of incorporation, our board of directors is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our series preferred stock or preference stock from time to time in one or more series, to determine the number of shares and designation of the series preferred stock or preference stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, which may include, among other things, dividend and liquidation rights and preferences, including with respect to relative ranking; rights to convert such shares into common stock; any rights and terms of redemption, including sinking fund provisions; any voting rights in addition to those described below under “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock—Voting Rights”; and any other specific terms, preferences, rights, limitations or restrictions; in each case in accordance with our restated articles of incorporation. Accordingly, our board of directors could cause the issuance of one or more series of our series preferred stock ranking on parity with or senior to one or more other series of our series preferred stock (subject to the terms of any one or more other series of our series preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect any voting rights or the other rights and economic interests of the holders of any such other series of series preferred stock.

The currently authorized preferred stock and currently authorized preference stock, including any shares of series preferred stock that we may offer and sell pursuant to this prospectus, are subject to the terms and conditions set forth below under “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock.”

In the event that we issue any series of series preferred stock pursuant to this prospectus, we will describe the terms of such series of series preferred stock in a prospectus supplement to this prospectus and, if applicable, a free writing prospectus.

Preferred Stock and Series A Preferred Stock

The preferred stock and series A preferred stock are not issuable in series and have the rights, preferences, privileges and restrictions set forth in our restated articles of incorporation, some of which are described below, and as may be provided by applicable law. Subject to the maximum number of shares of preferred stock and series A preferred stock authorized by our restated articles of incorporation, our board of directors is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of preferred stock and series A preferred stock from time to time.

Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock

Except as otherwise described below, the following provisions are applicable to all shares of currently authorized preferred stock and currently authorized preference stock.

Ranking

All shares of currently authorized preferred stock rank on parity with each other with respect to the payment of dividends and distributions in the event of our liquidation or dissolution. All shares of currently authorized preferred stock rank senior to currently authorized preference stock, and all shares of currently authorized preferred stock and currently authorized preference stock rank senior to our common stock, in each case with respect to the payment of dividends and with respect to distributions in the event of our liquidation or dissolution.

Dividend Rights

The holders of currently authorized preferred stock are entitled, without preference as between any classes or series of currently authorized preferred stock, to receive, if, when and as declared by our board of directors, out of any legally available funds, dividends at the respective rates established for such classes and series before any dividends are declared and set apart for payment or paid on the currently authorized preference stock or our common stock. Dividends on the preferred stock and series A preferred stock are payable at the annual rate of 6% of the $25 par value thereof. Dividends on each series of series preferred stock will be payable at the rate established for such series. Dividends on currently authorized preferred stock are cumulative, so that if, for any period, the full amount of dividends is not declared and set apart for payment or paid on all outstanding shares of currently authorized preferred stock, the deficiency shall be payable subsequently before any dividend is declared and set apart for payment or paid on the currently authorized preference stock or our common stock.

The holders of currently authorized preference stock are entitled, without preference as between any series of currently authorized preference stock, to receive, if, when and as declared by our board of directors, out of any legally available funds, dividends at the respective rate established for such series before any dividends are declared and set apart for payment or paid on our common stock. Dividends on each series of currently authorized preference stock will be payable at the rate established for such series. Dividends on currently authorized preference stock are cumulative, so that if, for any period, the full amount of dividends is not declared and set apart for payment or paid on all outstanding shares of currently authorized preference stock, the deficiency shall be payable subsequently before any dividend is declared and set apart for payment or paid on our common stock.

Whenever all cumulative dividends on currently authorized preferred stock and currently authorized preference stock have been declared and set apart for payment or paid, our board of directors may declare dividends on our common stock payable out of remaining funds legally available for dividends.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of currently authorized preferred stock would be entitled, without preference as between any classes or series of currently authorized preferred stock, to receive out of our assets available for distribution to shareholders and after payment of or provision for our debts and other liabilities, the respective liquidation preferences established for each such class and series and accrued and unpaid dividends thereon before any distribution of assets is made to the holders of the currently authorized preference stock or our common stock. The liquidation preference of our preferred stock and series A preferred stock is $25.00 per share. The liquidation preference of any series of series preferred stock will be as established for each such series. After payment in full of the respective amounts to which the holders of currently authorized preferred stock are entitled in the event of our liquidation or dissolution, the holders of currently authorized preference stock would be entitled, without preference as between any series of currently authorized preference stock, to receive out of our assets available for distribution to shareholders, the respective liquidation preferences established for each such series and accrued and unpaid dividends thereon before any distribution of assets is made to the holders of our common stock. The liquidation preference for any series of currently authorized preference stock will be as established for each such series. After payment in full of the respective amounts to which the holders of currently authorized preference stock are entitled in the event of our liquidation or dissolution, the holders of preferred stock (but not the series A preferred stock or any series of series preferred stock) and the holders of our common stock would be entitled to receive, pro rata, our remaining assets available for distribution to shareholders.

Voting Rights

The holders of currently authorized preferred stock, currently authorized preference stock and common stock are entitled to one vote for each share and all vote together in the election of directors and on all matters presented to shareholders, except those matters for which a vote by class or series is required by applicable law or, in the case of any series of series preferred stock or any series of preference stock, by the terms established for such series.

Other Rights

The preferred stock and the series A preferred stock do not contain any conversion rights or sinking fund or redemption provisions. Any series of series preferred stock or preference stock may be convertible, redeemable or have sinking fund provisions, if at all, upon the terms established for each such series. Holders of currently authorized preferred stock and currently authorized preference stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

GLOBAL SECURITIES

Under this heading “Global Securities,” references to “we,” “us,” “our” and similar terms mean Southern California Gas Company excluding its consolidated entities (if any), and references to “securities” mean the first mortgage bonds and the senior debt securities offered under this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global first mortgage bonds or global senior debt securities, as applicable (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC, as depositary (which we sometimes refer to as the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the beneficial interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, premium (if any) and interest payments on the global securities will be paid to DTC or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium (if any) and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the securities of such series represented by one or more global securities of such series; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the securities,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC.

Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information under this heading “Global Securities” concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Southern California Gas Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and the effectiveness of Southern California Gas Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Southern California Gas Company

  % First Mortgage Bonds, Series FFF, due 2056

Preliminary Prospectus Supplement

Joint Book-Running Managers

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    , 2026